UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2005 (October 20, 2005)

BEA SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-22369	77-0394711
(Commission File Number)	(I.R.S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 570-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 20, 2005, pursuant to the Agreement and Plan of Merger, dated as of August 22, 2005, by and among BEA Systems, Inc., a Delaware corporation (the “Registrant”), Baja, Inc. (the “Merger Sub”), a Delaware corporation and wholly-owned subsidiary of the Registrant, and Plumtree Software, Inc. (“Plumtree”), a Delaware corporation (the “Agreement”), the Merger Sub was merged with and into Plumtree, with Plumtree continuing as the surviving corporation and a wholly-owned subsidiary of the Registrant (the “Merger”).

In connection with the Merger, each share of Plumtree common stock outstanding immediately prior to the consummation of the Merger was converted into the right to receive $5.50 in cash. In addition, each share of Plumtree common stock subject to a vested option or warrant to purchase Plumtree common stock was cancelled in exchange for the right to receive the difference, if any, between $5.50 and the exercise price for such share less any amounts of withholding taxes. Unvested options to purchase Plumtree common stock were automatically converted into options to purchase approximately 1.8 million shares of the Registrant’s common stock.

The amount of consideration was determined through arms-length negotiations between the Registrant and Plumtree, which negotiations took into account Plumtree’s financial position, products, customers, intellectual property and other factors relating to Plumtree’s business. The entire purchase price is to be paid from the Registrant’s general working capital. There are no material relationships between Plumtree and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer. The Registrant currently intends that the Plumtree business will continue to be operated as it was previously operated prior to the Merger. The assets of Plumtree were used in the development and distribution of infrastructure software, maintenance and consulting, training and installation services that enable businesses to deploy corporate portals, collaborative communities, and activity based applications. The Registrant intends to use such assets in substantially the same manner.

Following consummation of the Merger, Plumtree’s common stock was delisted from the Nasdaq National Market. The Registrant’s common stock trades on the Nasdaq National Market under the symbol “BEAS.”

On October 20, 2005, the Registrant issued a press release announcing the that it completed the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired

No financial statements are required to be filed pursuant to Rule 3.05 of Regulation S-X.

(b)	Pro Forma Financial Information

No pro forma financial information is required to be filed pursuant to Article 11 of Regulation S-X.

(d)	Exhibits

The Exhibit Index appearing on page 4 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.
(the Registrant)

By:	/s/ MARK P. DENTINGER
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

Dated: October 25, 2005

EXHIBIT INDEX

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
2.01(1)	Agreement and Plan of Merger dated August 22, 2005, by and among the Registrant, Plumtree Software, Inc. and Baja, Inc.

2.02(1)	Form of Voting Agreement dated as of August 22, 2005 between certain directors and officers of Plumtree Software, Inc. and the Registrant

99.1	Press Release disseminated on October 20, 2005 announcing the closing of the merger pursuant to the Agreement and Plan of Merger

(1)	Incorporated by reference to Exhibits 2.01 and 2.02 to the Company’s Current Report on Form 8-K (File No. 000-22369) filed on August 23, 2005.